                                                             EXHIBIT 11.1

                            JEFFERSON SMURFIT CORPORATION
                          CALCULATION OF PER SHARE EARNINGS
                        (In millions, except per share data)





                                                       Three months ended
                                                             March 31,
                                                         1995      1994<F1>
Primary earnings per share <F2>
Weighted average shares outstanding                     110.989       80.200
Income (loss) applicable to common shares
  before extraordinary item                              $ 39.3       $(11.8)
Extraordinary item                                          (.4)
Net income (loss) applicable to common shares            $ 38.9       $(11.8)

Per share amounts
  Income (loss) before extraordinary item                $  .35       $ (.15)
  Extraordinary item                                          -
  Net income (loss) applicable to common shares          $  .35       $ (.15)



Fully diluted earnings per share <F2>
Weighted average shares outstanding                     110.989       80.200
Income (loss) applicable to common shares
  before extraordinary item                              $ 39.3       $(11.8)
Extraordinary item                                          (.4)
Net income (loss) applicable to common shares            $ 38.9       $(11.8)

Per share amounts
  Income (loss) before extraordinary item                $  .35       $ (.15)
  Extraordinary item                                         -
  Net income (loss) applicable to common shares          $  .35       $ (.15)

<F1> Gives effect to the reclassification on May 4, 1994 pursuant to which the Company's five classes of common stock were converted into one class on a basis of ten shares of common stock for each outstanding share of each of the old classes.

<F2> The computations do not include common stock equivalents associated with stock options since the dilutive effect on earnings per share is not material.